UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 23, 2018

Performance Food Group Company

(Exact name of registrant as specified in its charter)

Delaware	001-37578	43-1983182
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

12500 West Creek Parkway Richmond, Virginia		23238
(Address of registrant’s principal executive office)		(Zip code)

(804) 484-7700

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 23, 2018, David E. Flitman, Executive Vice President of Performance Food Group Company (the “Company”) and President and Chief Executive Officer of Performance Foodservice, announced that he will be leaving the Company to pursue a chief executive role outside the foodservice industry. Mr. Flitman will remain employed in his position until September 21, 2018 for a transition period to help facilitate the transfer of work and duties to his successor. As a result of Mr. Flitman’s departure, Craig H. Hoskins, Senior Vice President of the Company, President and Chief Executive Officer, PFG Customized and Performance Foodservice Sales and Marketing Leader, will assume responsibility of Performance Foodservice on an interim basis while the Company conducts an executive search.

Item 7.01	Regulation FD Disclosure.

On August 27, 2018, the Company issued a press release announcing the resignation of Mr. Flitman from the Company. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1.

The information in this Exhibit 99.1 is being furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing made by the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01.	Financial Statements and Exhibits.

Exhibit	Description

99.1	Press Release of Performance Food Group Company.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PERFORMANCE FOOD GROUP COMPANY

Date: August 27, 2018	By:	/s/ A. Brent King
	Name:	A. Brent King
	Title:	Senior Vice President, General Counsel and Secretary